Exhibit 23.1

Moqizone Holding Corporation
Hongkong, China

Gentlemen:

We consent to the use of our report s dated April 15, 2010 accompanying the financial statements of  Moqizone Holding Limited contained in the Form S-1 under the Securities Exchange Act of 1933.

/s/ Paritz & Co., PA
Paritz & Company, P.A.

Hackensack, New Jersey
June 17 , 2010